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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT, dated as of ______, 2003 (the "Agreement"), is by and between UNIVERSAL TECHNICAL INSTITUTE, INC., a Delaware corporation (the "Company"), and the Persons whose names are set forth on the signature pages of this Agreement.

                                    RECITALS

      A. The Company and the signatories to this Agreement (as well as other Persons who are not parties hereto) were parties to that Amended and Restated Stockholders Agreement dated as of April 1, 2002 (the "Prior Agreement"), which provided in Article V thereof for certain registration rights in respect of securities of the Company.

      B. In connection with the Company's Initial Public Offering (capitalized terms used without definition are defined in Article I of this Agreement), the parties to the Prior Agreement agreed to terminate the Prior Agreement in connection with the consummation of such Initial Public Offering and the satisfaction of certain conditions, one such condition being that this Agreement be executed and delivered by the Company and the other Persons whose names are set forth on the signature pages of this Agreement.

      NOW, THEREFORE, in consideration of the agreements, representations, warranties and indemnities hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meaning given to such terms below:

      "Affiliate" means with respect to any Person (a) any Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (b) any member of such Person's family or any individual who is a director or an executive officer
(i) of such Person, (ii) of any subsidiary of such Person or (iii) of any Person described in clause (a) above, or with respect to any Stockholder, the Company. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (x) to vote or direct the voting of more than 50% of the outstanding shares of voting stock of such Person or (y) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

      "Beneficial Ownership" means "beneficial ownership" as defined in Rule 13d-5 promulgated under the Exchange Act. The terms "Beneficial Ownership" and "Beneficially Owns" shall have correlative meanings.
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      "Charlesbank Stockholders" means, collectively, Charlesbank Equity Fund V,
Limited Partnership, CB Offshore Equity Fund V, L.P., Charlesbank Equity Coinvestment Fund V, Limited Partnership, Coyote Training Group, LLC,
Charlesbank Voting Trust, and their respective Permitted Transferees.

      "CHC Stockholders" means White LLC and its Permitted Transferees.

      "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

      "Common Stock" means the issued and outstanding common stock of the Company.

      "Common Stock Equivalent" means Common Stock and any securities or other rights of the Company convertible into or exercisable for Common Stock.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Fully-Diluted Basis" means, (i) when referring to the computation of a percentage of the shares of Common Stock that would be held by a Stockholder, the ratio, after giving effect to the full conversion or exercise, as the case may be, of (A) all outstanding securities of the Company held by such Stockholder whether or not such securities are then convertible or exercisable, as the case may be, to (B) the aggregate number of shares of' Common Stock that would be outstanding after giving effect to the full exercise and conversion, as the case may be, of any outstanding securities of the Company held by all security holders, whether or not such securities are then exercisable or convertible and (ii) when referring to the number of shares of Common Stock held by a Stockholder, after giving effect to the full conversion or exercise, as the case may be, of all outstanding securities of the Company held by such Stockholder, whether or not such securities are then exercisable or convertible.

      "GE Capital Stockholders" means GE Capital Equity Holdings. Inc., a member, of Worldwide Training, Group, LLC, and its Permitted Transferees and Affiliates.

      "Initial Public Offering" means the public offering by the Company of its Common Stock pursuant to a Form S-1 registration statement (Commission file no. 333-109430) filed by the Company with the Commission, and underwritten by one or more reputable investment banks, where the aggregate gross proceeds to the Company from such public offering shall be not less than $50,000,000.

      "JZEP" means JZ Equity Partners PLC, a public limited liability company incorporated in England and Wales.

      "JZEP Investors" means JZEP, JZEP Preferred Holdings Limited, a public limited liability company incorporated in England and Wales, and its Permitted Transferees.

      "Lien" means any lien, mortgage, security interest, claim, restriction, encumbrance, pledge, hypothecation or interest of any Person, of any kind or nature.


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      "Penske Stockholders" means, collectively, Worldwide Training Group, LLC and its Permitted Transferees.

      "Permitted Transferee" means, in the case of any Stockholder, (a) any voting trust created, or agreement executed, for the purpose of voting the shares of Common Stock held by such Stockholder; (b) any member of such Stockholder's immediate family (as defined in the regulations promulgated under Section 16 of the Exchange Act), including any child of a deceased or living spouse of a Stockholder or the child or children of any such child; (c) any trust created for the benefit of such Stockholder or any of his or her family members; (d) any legal representative and the testate or intestate distributee(s) to whom such Stockholder shall transfer any Common Stock at any time or from time to time; (e) in the case of any Stockholder that is an Affiliate of The Jordan Company, LLC, any Person listed on Exhibit A attached hereto and any other Person that is an Affiliate of The Jordan Company; (f) in the case of any JZEP Investor, any other Person that is an Affiliate of JZEP;
(g) in the case of the White LLC, John White, any member of his immediate family (as defined above) and any trust primarily for the benefit of John White or any member of his immediate family; (h) in the case of any Stockholder that is a Penske Stockholder, to any Affiliate or limited partner or member (or Affiliate of such limited partner or member) of a Penske Stockholder; (i) in the case of any Stockholder that is a GE Capital Stockholder, to any Permitted SPV; and (j) in the case of any Stockholder that is a Charlesbank Stockholder, to any Affiliate or limited partner or member of a Charlesbank Stockholder.

      "Permitted SPV" means a Person for which such GE Capital Stockholder or an Affiliate thereof (x) holds an irrevocable proxy to vote all of the Shares held by such Person, (y) retains an economic interest in such person, and (z) has the power to manage and direct the business affairs and properties of such Person.

      "Person" means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, organization, and any governmental entity or any department, agency or subdivision thereof.

      "Prior Agreement" is defined in Recital A.

      "Registration Expenses" has the meaning set forth in Section 2.3.

      "Restricted Stock" means all of the Common Stock Equivalents of the Company. As to any particular Restricted Stock, such securities shall cease to be Restricted Stock after issuance when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) or are saleable pursuant to Rule 144(k) (or and, successor provision) under the Securities Act, (c) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) such securities shall have ceased to be outstanding.


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      "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Senior Manager Stockholders" means, collectively, the UTI Stockholders and the CHC Stockholders.

      "Shares" means, with respect to each Stockholder, the shares of Stock owned or held by such Stockholder.

      "Stock" means the Common Stock and any other capital stock of the Company.

      "Stockholder" means each of the parties to this Agreement (other than the Company) and any Permitted Transferee(s) of such party.

      "TJC Stockholders" means, collectively, JZEP, Permitted Transferees of JZEP, those stockholders set forth on Exhibit A, and the respective Permitted Transferees of such stockholders.

      "Transfer" means any sale, transfer, assignment, pledge, hypothecation, gift, bequest, granting of a Lien, or other disposition or event of any kind that would (or could), directly or indirectly, by operation of law or otherwise, change in any manner the actual or Beneficial Ownership of any shares of Stock. Each Transfer must comply with all of the terms of this Agreement. Consent by the Company to Transfers made for estate planning purposes shall not be unreasonably withheld or delayed.

      "UTI Stockholders" means Robert Hartman and his Permitted Transferees.

      "White LLC" means Whites' Family Company, LLC, a Delaware limited liability company.

                                   ARTICLE II

                               REGISTRATION RIGHTS

      2.1 Registration Rights.

            (a) Requested Registration. If after 180 days following the date on which the Initial Public Offering has been consummated, the Company shall receive from any of the TJC Stockholders, the Penske Stockholders or the Charlesbank Stockholders (the "Initiating Stockholder(s)"), a written request that the Company effect any registration, the Company shall, subject to the limitations and conditions hereinafter set forth:

                  (i) promptly give written notice of the proposed registration to all other Stockholders; and

                  (ii) as soon as practicable use its best efforts to register
            (including, without limitation, the execution of an undertaking to file post-effective


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            amendments and any other governmental requirements) all Restricted
            Stock which the Initiating Stockholder(s) request to be registered, and all Restricted Stock of other Stockholders who elect to participate in such registration, pursuant to Section 2.1(b); provided, that the Company shall not be obligated to file a registration statement pursuant to this Section 2.1(a):

                  (A) in any particular state in which the Company would be
            required to execute a general consent to service of process in effecting such registration;

                  (B) within 360 days following the effective date of any
            registered offering of the Company's securities to the general public in which the Stockholder of Restricted Stock shall have been able effectively to register all Restricted Stock as to which registration shall have been requested (excluding, in all events, the Initial Public Offering;

                  (C) in any registration which does not either (1) have an
            aggregate offering price for the shares offered (before deduction of underwriting discounts and expenses of sale) of at least $25,000,000 or (2) cover the offer and sale of a number of shares of Common Stock equal to at least 10% (ten percent) of the total number of shares of Common Stock outstanding at the time that the request is made pursuant to Section 2.1(a) (it being agreed that the determination whether the registration covers at least 10% of such shares shall be made without regard to any over-allotment option of the underwriters); or

                  (D) after the Company has effected, in the case of any demand by any of the Penske Stockholders, the Charlesbank Stockholders or the TJC Stockholders, one such registration requested by each of such collective group of such Stockholders pursuant to this Section 2.1(a) and such registration has been declared or ordered effective and not withdrawn or suspended, it being understood that each of the Penske Stockholders, the Charlesbank Stockholders and the TJC Stockholders shall be entitled to a single demand registration under this Section 2.1(a) (such that the Company may be required to effect a maximum of three such registrations pursuant to this Section 2.1(a)), and that the Senior Manager Stockholders do not have registration rights under this Section 2.1(a).

         Notwithstanding the foregoing, the Company may delay in filing a registration statement and may withhold efforts to cause a registration statement to become effective, if the Company determines in good faith that such registration will (i) materially and adversely interfere with or affect the negotiation or completion of any actual or pending material transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay or withhold efforts is exercised, or (ii) involve initial or continuing disclosure obligations that are not in the best interests of the Company's stockholders. The Company may exercise such right to delay or withhold efforts not more than once in any period of 12 consecutive months and for not more than ninety (90) days. Notwithstanding anything to the contrary that may be contained in this Agreement, if the Company exercises its right to delay or to withhold efforts, the Company shall use its reasonable best efforts to have the



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registration statement filed or declared effective, as the case may be, at the earliest practicable date after the Company's reasons for delaying or withholding efforts are no longer applicable (but subject to the time limitation in the immediately preceding sentence).

            (b) Piggyback Registration. If the Company, at any time pursuant to
      Section 2.1(a) or otherwise after consummation of the Initial Public Offering, proposes or is required to use its best efforts to register any Common Stock under the Securities Act for sale to the public (other than pursuant to a registration statement on Forms S-4 or S-8, or any successor forms), each such time the Company will give written notice to each Stockholder of its intention to do so. Upon the written request of a Stockholder received by the Company within 21 days after the giving of any such notice by the Company, to register such number of shares of Restricted Stock owned of record or beneficially by such Stockholder specified in such written request, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the shares of Common Stock to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the Transfer by each Stockholder (in accordance with his, her or its written request) of such Restricted Stock once so registered. In the event that any registration pursuant to this Section
      2.1 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock requested to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the shares of Common Stock to be sold by the Company or any other Person therein. In the event such a reduction is necessary, (a) if the registration is being made upon the demand of the Initiating Stockholders pursuant to Section 2.1(a), then the first priority in such registration shall be given to Restricted Stock owned by the Stockholders (including the Initiating Stockholder(s)) who request to participate in such registration pursuant to Sections 2.1(a) or 2.1(b) (on a pro rata basis in accordance with the number of shares of Restricted Stock on a Fully-Diluted Basis owned by such Stockholders), and second priority shall be given in such registration to any shares of Restricted Stock that the Company desires to issue on its own account; and (b) if the registration is being made on the Company's account, then the first priority in such registration shall be given to shares of Common Stock that the Company desires to issue on its own account, and second priority shall be given to Restricted Stock owned by the Stockholders who request to participate in such registration pursuant to Section 2.1(b) (on a pro rata basis in accordance with the number of shares of Restricted Stock on a Fully-Diluted Basis owned by such Stockholders). A Stockholder may elect to withdraw from a registration in which the Stockholder requested to participate pursuant to Section 2.1(b) all shares of Restricted Stock held by him, her or it as to which registration was requested. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 2.1 without thereby incurring any liability to any Stockholder if such withdrawal otherwise complies with the terms of Section 2.1(a).

            If any registration pursuant to this Section 2.1(b) is an underwritten offering, the Company and the Stockholders participating in such offering shall enter into a customary underwriting agreement with the underwriter(s) administering the offering. A Stockholder may not participate in any piggyback registration without (i) agreeing to sell


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      securities on the basis provided in the underwriting arrangements approved by the Company, and (ii) completing all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the underwriting arrangements.

      2.2 Registration Procedures. If and whenever, the Company is required by the provisions of Section 2.1 hereof to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will promptly:

            (a) prepare and file with the Commission a registration statement (which shall be on any form of general applicability satisfactory to the managing underwriter (if any) with respect to such securities);

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of distribution and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

            (c) furnish to each selling Stockholder and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such Persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

            (d) use its commercially reasonable best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as each selling Stockholder, or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

            (e) use its commercially reasonable best efforts to list the Restricted Stock that is Common Stock covered by such registration statement with any securities exchange or the Nasdaq Stock Market National Market on which the Common Stock of the Company is then listed or quoted;

            (f) notify each selling Stockholder at any time when a prospectus relating to Restricted Stock is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and the Company, will prepare a supplement or amendment to such prospectus (at the expense of the party making or omitting such material fact) so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any


                                      -7-
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      fact necessary to make the statements therein not misleading; provided that the 90-day period described below will be tolled from the time a prospectus contains such a statement or omission until a prospectus correcting such statement or omission has been delivered to the Stockholder and may be delivered to the purchasers of such Restricted Stock in compliance with the Securities Act;

            (g) notify each selling Stockholder immediately, and confirm the notice in writing, (1) when the registration statement becomes effective,
      (2) of the issuance by the Commission of any stop order or of the initiation, or the written threat, of any proceedings for that purpose,
      (3) of the receipt by the Company of any notification with respect to the suspension of qualification of the Restricted Stock for sale in any jurisdiction or of the initiation, or the written threat, of any proceedings for that purpose, and (4) of the receipt of any comments, or requests for additional information, from the Commission or any state regulatory authority. If the Commission or any state regulatory authority shall enter such a stop order or order suspending qualification at any time, the Company will promptly use its best efforts to obtain the lifting of such order; and

            (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than 15 months after the effective date of the registration statement, an earnings statement covering a period of at least 12 months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

      For purposes hereof, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby or 90 days after the effective date thereof.

      In connection with each registration hereunder each Stockholder will furnish to the Company in writing such information with respect to it as a stockholder as shall be necessary in order to assure compliance with federal and applicable state securities laws.

      In connection with each registration pursuant to Section 2.1 hereof covering an underwritten public offering, (i) the Company and each selling Stockholder agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature, including but not limited to a customary lockup agreement, and (ii) each selling Stockholder agrees to convert any Common Stock Equivalents that are being registered and sold into Common Stock upon the consummation of such registration and sale.

      2.3 Expenses. All reasonable expenses incurred by the Company in complying with Section 2.1 or 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and the independent auditor for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state


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securities or `blue sky" laws, fees of the National Association of Securities
Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses (as defined below), are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses."

            (a) The Company shall pay all Registration Expenses attributable to the shares of Restricted Stock of the Stockholders included in the registration in connection with each registration statement under Section
      2.1 or 2.2 hereof.

            (b) All Selling Expenses in connection with each registration statement under Section 2.1 or 2.2 hereof shall be borne by the selling Stockholders in proportion to the number of shares of Common Stock sold by each Stockholder.

      2.4 Indemnification and Contribution.

            (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 2.1 or 2.2 hereof, the Company will indemnify, and hold harmless each Stockholder (provided any such Stockholder is a seller of Restricted Stock thereunder), each underwriter of such Restricted Stock thereunder, and, each other Person, if any, who controls such Stockholder, its directors and its officers or underwriters within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Stockholder, such underwriter or such Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in any registration statement under which any shares of Restricted Stock were registered under the Securities Act pursuant to
      Section 2.1 or 2.2 hereof, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company (other than a violation arising from any action or inaction required of the Company by any applicable regulatory authority in connection with any registration, qualification or compliance), and will reimburse each such Stockholder, each such underwriter and each such Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission (i) so made in conformity with information furnished by such Stockholder, such underwriter or such Person in writing specifically for use in such registration statement or prospectus or (ii) made in any preliminary prospectus or any amendment or supplement thereto, if a copy of the final prospectus, or any amendment or supplement, if applicable, was not delivered by or on behalf of such underwriter or a Stockholder (if such Stockholder had a duty, under applicable law or agreement, to deliver the same) to the person asserting any claim against such

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      underwriter or such Stockholder and the untrue statement or alleged untrue statement in or omission or alleged omission from such preliminary prospectus or any amendment or supplement thereto was corrected in the final prospectus, or any amendment or supplement, if applicable, unless such failure to deliver the final prospectus or any amendment or supplement was a result of noncompliance by the Company with Section
      2.2(c) hereof.

            (b) In the event of a registration of any of the shares of Restricted Stock under the Securities Act pursuant to Section 2.1 or 2.2 hereof, each Stockholder including shares of Restricted Stock in such registration, severally, but not jointly, will indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter, and each Person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which such Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which any shares of Restricted Stock were registered under the Securities Act pursuant to Section 2.1 or 2.2 hereof, any preliminary prospectus, or final prospectus contained therein, or any amendment hereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that each such Stockholder will be liable hereunder in any such case only to the extent that any such loss, claim, damage or liability arises out of or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Stockholder, as such, respectively, furnished in writing to the Company by such Stockholder specifically for use in such registration statement or prospectus; provided further that, in any such case, no such holder will be liable for any amount in excess of the net proceeds received from the sale of Restricted Stock offered by such holder pursuant to such registration statement. In no event will any Stockholder be required to enter into any agreement or undertaking in connection with any registration under this Agreement providing for any indemnification or contribution obligation on the part of such Stockholder greater than any other Stockholder's obligation under this Section 2.4(b).

            (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Article 2 and shall only relieve it from any liability which it may have to such indemnified party under this Article 2 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any

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      indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Article 2 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

            (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (1) any holder of Restricted Stock exercising rights under this Agreement, or any controlling Person of any such holder, makes a claim for indemnification pursuant to this Article 2 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration or time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article 5 provides for indemnification in such case, or
      (2) contribution under the Securities Act may be required on the part of any such selling holder of Restricted Stock or any such controlling Person in circumstances for which indemnification is provided under this Article 2; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering proceeds of its Restricted Stock offered by the registration statement bears to the public offering proceeds of all securities offered by such registration statement, and the Company shall be responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the net proceeds received from the sale of Restricted Stock offered by such holder pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      2.5 Changes in Capital Structure. If, and as often as, there is any change in the capital structure of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the registration rights granted in this Article 2 shall continue with respect to the capital structure of the Company as so changed.

      2.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of a Stockholder's Common Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports as such Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Stockholder to sell any Restricted Stock without registration.

      2.7 Conversion of Common Stock Equivalents. In order to have any Restricted Stock that is not Common Stock registered and sold in connection with any registration pursuant to this Article II, a Stockholder must convert such Restricted Stock into Common Stock or exercise such Restricted Stock for Common Stock in connection with the consummation of such registration and sale.

      2.8 Termination of Registration Rights. The right of a Stockholder under this Agreement to request or demand registration pursuant to Section 2.1(a) shall terminate and be of no further force or effect from and after the date on which for any reason such Stockholder (together with all of its Permitted Transferees) ceases to beneficially own at least five percent (5%) of the issued and outstanding shares of the Common Stock. The right of a Stockholder under this Agreement to request registration pursuant to Section 2.1(b) shall terminate and be of no further force or effect from and after the date on which for any reason such Stockholder (together with all of its Permitted Transferees) ceases to beneficially own at least one percent (1%) of the issued and outstanding shares of the Common Stock.

                                   ARTICLE III

                                  MISCELLANEOUS

      3.1 Amendments and Waivers. Each Stockholder agrees that no purported amendment of this Agreement, or waiver, discharge or termination of any obligation under it, shall be enforceable or admissible unless, and only to the extent expressly set forth in a writing signed by Stockholders who Beneficially Own at least a majority of the Common Stock Equivalents; provided, that no such amendment, waiver, discharge or termination shall be effective as against the Charlesbank Stockholders, the Penske Stockholders, the TJC Stockholders, the UTI Stockholders or the CHC Stockholders without the consent of such Stockholders if such amendment, waiver, discharge or termination materially and adversely affects such Stockholders' rights or obligations hereunder. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

      3.2 Notices. Any notice, request, demand or other communications provided for in this Agreement ("Notice") shall be given in writing and if delivered personally, sent by registered or certified mail (return receipt requested), sent by overnight mail or courier service or sent by facsimile transmission (with a confirmation copy sent within one day) shall be addressed, in the case of the Company to Universal Technical Institute, Inc., 20410 North 19th Avenue, Suite 200, Phoenix, Arizona 85027, Attention: Jennifer L. Haslip, Senior Vice President and Chief Financial Officer, with a copy to Bryan Cave LLP, Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004-4406, Attention: Joseph P. Richardson; and in the case of a Stockholder, to his, her or its address included on the signature page hereto, or in either case, to such other Persons or addresses as shall be furnished in writing by any party to the other parties hereto. Notice shall be deemed to have been given on the date personally delivered or sent by facsimile transmission or such return receipt is issued or the day after if sent by overnight mail or courier.

      3.3 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and Permitted Transferees, provided, that the right of a Stockholder under this Agreement to request or demand registration pursuant to Section 2.1(a) shall only inure to the benefit of any successor or Permitted Transferee to the extent that any such Stockholder expressly assigns such right to such successor or Permitted Assignee.

      3.4 Severability, Etc. This Agreement shall be governed by, construed, applied and enforced in accordance with the laws of the state of New York, except that no doctrine of choice of law shall be used to apply any law other than that of the state of New York, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, shall be interposed in any action hereon. Each party waives personal service of process and agrees that a summons and complaint commencing an action or proceeding shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the party at the address set forth in this Agreement, or as otherwise provided by the laws of the state of New York or the United States.

      3.5 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person.

      3.6 Headings. The headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no heading had been used in this Agreement.

      3.7 Complete Agreement. This document contains the complete agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the Prior Agreement.

      3.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      3.9 Attorneys' Fees. If any legal action or other proceeding is commenced to enforce or interpret any provision of, or otherwise relating to, this Agreement, the losing party shall pay the prevailing party's reasonable expenses incurred in the investigation of any claim leading to the proceeding, preparation for and participation in the proceeding, any appeal or other post judgment motion, and any action to enforce or collect the judgment, including contempt, garnishment, levy, discovery and bankruptcy. "Expenses" shall include, without limitation, court or other proceeding costs and experts' and attorneys' fees and their expenses. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed and who prevails by dismissal, default or otherwise.

      3.10 Effective Time of this Agreement. The parties to this Agreement intend and agree that this Agreement shall be effective without further action by any Person from and after the consummation of the Initial Public Offering.

                [Remainder of page is blank; signatures follow.]

         IN WITNESS WHEREOF, the undersigned duly executed this Agreement by themselves or by their respective representatives thereunto duly authorized.

                           UNIVERSAL TECHNICAL INSTITUTE, INC.

                           By:
                              --------------------------------------------------
                           Its:
                               -------------------------------------------------



                           JZ EQUITY PARTNERS, PLC

                           By:
                              --------------------------------------------------
                                 David W. Zalaznick, Authorized Signatory
                                 c/o Jordan/Zalaznick Advisers, Inc.
                                 767 Fifth Avenue, Suite 4800
                                 New York, New York 10153



                           WHITES' FAMILY COMPANY, LLC

                           By:
                              --------------------------------------------------
                                 John C. White, President
                                 10305 East Calle de las Brisas
                                 Scottsdale, Arizona 85255


                           -----------------------------------------------------
                           Robert D. Hartman
                                    24259 North Church Road
                                    Scottsdale, Arizona 85255


                           WORLDWIDE TRAINING GROUP, LLC

                           By:
                              --------------------------------------------------
                           Its:
                               -------------------------------------------------
                                 c/o Penske Capital Partners, L.L.C.
                                 One Harmon Plaza, 9th Floor
                                 Secaucus, New Jersey 07094
                                 Attention: James Hislop
                                 and

                                 c/o Penske Capital Partners, L.L.C.
                                 13400 Outer West Drive, Suite B36
                                 Detroit, Michigan 48239
                                 Attention: Robert H. Kurnick, Jr., Esq.


                           CHARLESBANK VOTING TRUST

                                 By:      Charlesbank Equity Fund V, Limited
                                          Partnership, as Voting Trustee

                                 By:      Charlesbank Equity Fund V GP,
                                          Limited Partnership, its General
                                          Partner

                                 By:      Charlesbank Capital Partners, LLC,
                                          its General Partner


                           By:
                              --------------------------------------------------
                                 Michael R. Eisenson, Managing Director


                           CHARLESBANK EQUITY FUND V, LIMITED PARTNERSHIP

                                 By:      Charlesbank Equity Fund V GP,
                                          Limited Partnership, its General
                                          Partner

                                 By:      Charlesbank Capital Partners, LLC,
                                          its General Partner


                           By:
                              --------------------------------------------------
                                 Michael R. Eisenson, Managing Director

                           CB OFFSHORE EQUITY FUND V, L.P.

                                 By:      Charlesbank Equity Fund V GP,
                                          Limited Partnership, its Managing
                                          General Partner

                                 By:      Charlesbank Capital Partners, LLC,
                                          its General Partner


                           By:
                              --------------------------------------------------
                                 Michael R. Eisenson, Managing Director

                           Address for Charlesbank Stockholders:
                                 c/o Charlesbank Capital Partners LLC
                                 600 Atlantic Avenue
                                 Boston, Massachusetts 02210
                                 Attention: Michael R. Eisenson

 The undersigned, each a Permitted Transferee of The Jordan Company and identified on Exhibit A to the within Registration Rights Agreement, agrees to be bound by the terms and provisions of said Agreement as of the date first above written

                                 JOHN W. JORDAN, II REVOCABLE TRUST

                                 -----------------------------------------------
                                     John W. Jordan II, Trustee


                                 -----------------------------------------------
                                 David W. Zalaznick


                                 -----------------------------------------------
                                 Jonathan F. Boucher


                                 -----------------------------------------------
                                 A. Richard Caputo


                                 -----------------------------------------------
                                 Adam E. Max


                                 -----------------------------------------------
                                 John R. Lowden

                                 THE LOWDEN FAMILY TRUST


                                 -----------------------------------------------
                                          John R. Lowden, Trustee


                                 JAMES E. JORDAN, JR.S PROFIT SHARING PLAN TRUST


                                 -----------------------------------------------
                                          James E. Jordan, Jr., Trustee


                                 -----------------------------------------------
                                                 Douglas J. Zych

                                 -----------------------------------------------
                                 Paul Rodzevik

                                 LEUCADIA INVESTORS, INC.


                                 By:
                                    --------------------------------------------
                                 Title:
                                       -----------------------------------------

                                    EXHIBIT A

           Additional Permitted Transferees of The Jordan Company, LLC

1.   John W. Jordan, II Revocable Trust

2.   David W. Zalaznick

3.   Jonathan F. Boucher

4.   A. Richard Caputo

5.   Adam E. Max

6.   John R. Lowden

7.   The Lowden Family Trust

8.   James E. Jordan, Jr. Profit Sharing Plan and Trust

9.   Douglas J. Zych

10.  Paul Rodzevik and/or Paul Rodzevik Profit Sharing Plan and Trust

11.  Leucadia Investors, Inc.



                                      -3-